SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                   FORM 8-K/A

              Current Report Pursuant to Section 13 or 15(d) of
                           The Securities Act of 1934

Date of Report (Date of earliest event reported):
       December 1, 2003

            GEODYNE ENERGY INCOME LIMITED PARTNERSHIP II-G
          ----------------------------------------------------------
           (Exact name of Registrant as specified in its Articles)

   Oklahoma          II-G:    0-17802           II-G:     73-1336572
--------------       ---------------            ------------------
(State of other         (Commission             (I.R.S. Employer
jurisdiction of           File No.)              Identification)
incorporation or
organization)

                Two West Second Street, Tulsa, Oklahoma 74103
           -------------------------------------------------------
             (Address of principal executive offices) (Zip Code)

Registrant's telephone number, including area code:(918)583-1791

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ITEM 5:  OTHER EVENTS

         The limited partnership agreement (the "Agreement") for the Geodyne Energy Income Limited Partnership II-G (the "Partnership") provides that the Partnership will automatically terminate and dissolve on December 31, 2003.

         The Agreement gives the General Partner an option to extend the term of the Partnership for up to four additional two year terms. The General Partner has elected to extend the Partnership's term for an additional two year period.


ITEM 7:  EXHIBITS

20.1 Form of correction letter sent to the limited partners of the Geodyne Energy Income Limited Partnership II-G on or about December 1, 2003.


                                   SIGNATURES

         Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                              GEODYNE ENERGY INCOME LIMITED
                                PARTNERSHIP II-G

                              By:   GEODYNE RESOURCES, INC.
                                    General Partner

                                //s//Dennis R. Neill
                              -----------------------------------
                              Dennis R. Neill
                              President


DATE:  December 3, 2003

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